EXHIBIT 5.10
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                 [Letterhead of Sidley Austin Brown & Wood LLP]



                                                               August 21, 2002



EnCana Corporation
Suite 1800
Bankers Hall East
855 Second Street, SW
Calgary, Alberta T2P 4Z5

Ladies and Gentlemen:

Reference is made to the registration statement on Form F-9, as amended by Amendment No.1 thereto (File No. 333-98087) (the "Registration Statement"), filed by EnCana Corporation (the "Company") with the U.S. Securities and Exchange Commission (the "Commission").

We hereby consent to the reference to this firm under the captions " Part I - The Merger -- Certain Tax Matters", "Part I - The Merger - United States Federal Income Tax Considerations - Material Tax Consequences of the Merger", "Part IV - Other Information -Legal Matters" and "Appendix I - Risk Factors -- Risk Factors Related to PanCanadian" contained in the Joint Information Circular of Alberta Energy Company Ltd. and PanCanadian Energy Corporation dated February 22, 2002, and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                Very truly yours,

                                /s/ Sidley Austin Brown & Wood LLP
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                                    Sidley Austin Brown & Wood LLP